Exhibit 99.1

New Century Stockholders Approve Acquisition of Wilhelmina International

DALLAS, Feb. 5 /PRNewswire-FirstCall/ -- New Century Equity Holdings Corp. (OTC Bulletin Board: NCEH - News) announced today that New Century’s acquisition of Wilhelmina International and its affiliates was approved today at its annual meeting of stockholders, along with certain other related proposals. The acquisition is expected to close early next week, pending satisfaction of remaining closing conditions. Upon the closing of the acquisition, New Century’s name will be changed to Wilhelmina International, Inc.

“By approving this transaction - which was subject to a two-thirds vote of our outstanding shares - New Century stockholders overwhelmingly expressed confidence in our acquisition of Wilhelmina and its affiliates,” said New Century’s Chairman and acting Chief Executive Officer, Mark E. Schwarz. “We are excited to begin working to capitalize on Wilhelmina’s strong track record of success in model management and to identify future growth opportunities for the benefit of New Century’s stockholders.”

Cautionary Note Regarding Forward-Looking Statements: Information in this press release that involves the expectations, plans, intentions or strategies of New Century Equity Holdings Corp. (“New Century”) regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. In this release, they are identified by references to dates after the date of this release and words such as “will,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” and similar expressions. Factors that could cause New Century’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, the timing and successful completion of the acquisition of Wilhelmina International, Ltd. and its affiliated companies (the “Wilhelmina Companies”), New Century’s success in integrating the operations of the Wilhelmina Companies in a timely manner, or at all, and New Century’s ability to realize the anticipated benefits of the transaction to the extent, or in the timeframe, anticipated. Other such factors include any additional risk factors identified in New Century’s definitive proxy statement filed with the Securities and Exchange Commission on December 22, 2008. The forward-looking statements in this release are based upon information available to New Century as of the date of this release, and New Century assumes no obligation to update any such forward-looking statements. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations.